BYLAWS Of Supporting Small Business Inc, Inc.

BYLAWS

(HEREINAFTER “CORPORATION”)

ARTICLE I

OFFICES

The principal office of the Corporation is in the State of NJ and shall be located in the City of Roselle, in the County of Middlesex. The Corporation may have such other offices, either within or outside the State of NJ, as the Board of Directors (hereinafter “Board of Directors”) may designate or as the business of the Corporation may require from time to time.

ARTICLE II

SHAREHOLDERS

1	ANNUAL MEETINGS

The annual meeting of the Shareholders shall be held on December 30th 2014 each year, beginning with the year 2014, at the hour of 10:00 am, for the purpose of electing Directors (hereinafter “Directors”) and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of NJ, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the Shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as conveniently may be.

2	SPECIAL MEETINGS

Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President (hereinafter “President”) or by the Board of Directors, and shall be called by the President at the request of the holders of not less than Twenty Percent(20%) of all the outstanding shares of the Corporation entitled to vote at the meeting.

3	PLACE OF MEETING

The Board of Directors may designate any place, either within or outside the State of NJ, unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting. A waiver of notice signed by all Shareholders entitled to vote at a meeting may designate any place, either within or outside the State of NJ, unless otherwise prescribed by statute, as the place for the holding of such meeting. If no designation is made, the place of meeting shall be the principal office of the Corporation.

4	NOTICE OF MEETING

Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall unless otherwise prescribed by statute, be delivered not less than 30 before the date of the meeting, to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, addressed to the Shareholder at his or her address as it appears on the stock transfer books of the Corporation.

5	CLOSING OF TRANSFER BOOKS OF EXISTING RECORD

For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed in any case Sixty (60) days. If the stock transfer books shall be closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, such books shall be closed for at least thirty (30) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than Sixty (60) days and, in case of a meeting of Shareholders, not less than thirty (30) days, prior to the date on which the particular action requiring such determination of Shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or Shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

6	VOTING LISTS

The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the Shareholders entitled to vote at each meeting of Shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting for the purposes thereof.

7	QUORUM

A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

8	PROXIES

At all meetings of Shareholders, a Shareholder may vote in person or by proxy executed in writing by the Shareholder or by his or her duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. A meeting of the Board of Directors may be had by means of a telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other and participation in a meeting under such circumstances shall constitute presence at the meeting.

9	VOTING OF SHARES

Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of Shareholders. The affirmative vote of a majority of the outstanding shares represented at a Shareholders' meeting at which a quorum is present shall be the act of the Shareholders of the Corporation.

10	VOTING OF SHARES BY CERTAIN HOLDERS

Shares standing in the name of another corporation may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his or her name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name, if authority so to do be contained in an appropriate order of the court by which such receiver was appointed. A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Shares of its own stock belonging to the Corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

ARTICLE III

BOARD OF DIRECTORS

1	GENERAL POWERS

The business and affairs of the Corporation shall be managed by its Board of Directors, except as otherwise herein provided.

2	NUMBER, TENURE, AND QUALIFICATIONS

The number of Directors of the Corporation shall be fixed by the Board of Directors, but shall not be less than 2. Each Director shall hold office until the next annual meeting of Shareholders and until his or her successor shall have been elected and qualified. Directors may be re-elected. The Directors need not be a resident of this State or a Shareholder.

3	REGULAR MEETINGS
4	SPECIAL MEETINGS

Special meetings of the Board of Directors may be called by or at the request of the President or any 1 Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

5	NOTICE

Notice of any special meeting shall be given at least Two (2) previous thereto by written notice delivered personally or mailed to each Director at his or her business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Directors may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

6	QUORUM

A majority of the number of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

7	MANNER OF ACTING

The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

8	ACTION WITHOUT A MEETING

Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if consent in writing, setting forth the action so to be taken, shall be signed before such action by all of the Directors.

9	VACANCIES

Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of Directors by the Shareholders.

10	COMPENSATION

By resolution of the Board of Directors, each Director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as Director or a fixed sum for attendance at each meeting of the Board of Directors, or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

11	PRESUMPTION OF ASSENT

A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

ARTICLE IV

OFFICERS

1.	NUMBER

The officers of the Corporation shall be a President, a Treasurer, and a Secretary, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors, including a Chairman of the Board. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of President and Secretary.

2.	ELECTION AND TERM OF OFFICE

The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, or until his or her death, or until he shall resign or shall have been removed in the manner hereinafter provided.

3.	REMOVAL

Any officer or agent may be removed by the Board of Directors whenever in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights, and such appointment shall be terminable at will.

4.	VACANCIES

A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

5.	PRESIDENT

The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He or she shall, when present, preside at all meetings of the Shareholders and of the Board of Directors, unless there is a Chairman of the Board in which case the Chairman shall preside. He or she may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

6.	SECRETARY

The Secretary shall:

a	Keep the minutes of the proceedings of the Shareholders and of the Board of Directors in one or more minute books provided for that purpose;
b	See that all notices are duly given in accordance with the provisions of these bylaws or as required by law;
c	Be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized;
d	Keep a register of the post office address of each Shareholder which shall be furnished to the Secretary by such Shareholder;
e	Sign with the President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;
f	Have general charge of the stock transfer books of the Corporation; and
g	In general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

7.	TREASURER OR CHIEF FINANCIAL OFFICER

The Treasurer (or Chief Financial Officer) shall:

a	Have charge and custody of and be responsible for all funds and securities of the Corporation;
b	Receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of Article VI of these bylaws; and
c	In general, perform all of the duties incident to the office of Treasurer (or CFO) and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such sureties as the Board of Directors shall reasonably determine.
8.	SALARIES

The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.

ARTICLE V

INDEMNITY

The Corporation shall indemnify its Directors, officers, and employees as follows:

a	Every Director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him in connection with any proceeding to which he may be made a party, or in which he or she may become involved, by reason of his or her being or having been a Director, officer, employee, or agent of the Corporation or any settlement thereof, whether or not he or she is a Director, officer, employee, or agent at the time such expenses are incurred, except in such cases wherein the Director, officer, or employee is adjudged guilty of willful nonfeasance, misfeasance, or malfeasance in the performance of his duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.
b	The Corporation shall provide to any person who is or was a Director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee, or agent of the Corporation, partnership, joint venture, trust, or enterprise, the indemnity against expenses of suit, litigation, or other proceedings which is specifically permissible under applicable law.

c	The Board of Directors may, in its discretion, direct the purchase of liability insurance by way of implementing the provisions of these bylaws.

ARTICLE VI

CHECKS, DEPOSITS CONTRACTS, AND LOANS

1	CHECKS

All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

2	DEPOSITS

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

3	CONTRACTS

The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

4	LOANS

No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

ARTICLE VII

CERTIFICATES FOR SHARES AND THEIR TRANSFER

1	CERTIFICATES FOR SHARES

Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Board of Directors so to do, and sealed with the corporate seal. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

2	TRANSFER OF SHARES

Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. Provided, however, that upon any action undertaken by the Shareholders to elect S Corporation status pursuant to Section 1362 of the Internal Revenue Code and upon any Shareholders agreement thereto restricting the transfer of said shares so as to disqualify said S Corporation status, said restriction on transfer shall be made a part of the bylaws so long as said agreement is in force and effect.

ARTICLE VIII

FISCAL YEAR

The fiscal year of the Corporation shall begin on Jan 1st and end on December 31 each year.

ARTICLE IX

DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE X

CORPORATE SEAL

At the discretion of the Board of Directors, the Corporation may adopt a corporate seal, circular in form, and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words, “Corporate Seal.” No seal shall be necessary to make any contract or undertaking valid.

ARTICLE XI

AMENDMENTS

These bylaws may be altered, amended, or repealed and new bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors. The above bylaws are certified to have been adopted by the Board of Directors of the Corporation on August 07, 2014.

/s/ George Sparsis

George Sparsis

Secretary of Supporting Small Business Inc